Exhibit 99B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Directors/Trustees

ING Series Fund, Inc./ING Equity Trust

We consent to the use of our report dated December 21, 2007, incorporated herein by reference, on the financial statements of ING Global Science and Technology Fund, a series of ING Series Fund, Inc., and our report dated July 28, 2008, incorporated herein by reference, on the financial statements of ING MidCap Opportunities Fund, a series of ING Equity Trust, and to the references to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts

October 21, 2008